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                                                                    EXHIBIT 23.8

                            CONSENT OF MERRILL LYNCH

     We hereby consent to the inclusion in the Registration Statement on Form S-4 of FelCor Suite Hotels, Inc. of our opinion letter appearing as Annex C to the Joint Proxy Statement/Prospectus which is part of the Registration Statement, and to the references to our firm under the headings
"SUMMARY -- Opinions of Financial Advisors," "THE MERGER -- Background of the Merger" and "THE MERGER -- Opinion of Bristol's Financial Advisor" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            /s/  MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED

                                              MERRILL LYNCH, PIERCE, FENNER &
                                                     SMITH INCORPORATED

New York, New York
April 16, 1998